UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 3, 2024

Date of Report (Date of earliest event reported)

PRINCETON BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-41589	88-4268702
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

183 Bayard Lane, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

(609) 921-1700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered or to be registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	BPRN	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 3, 2024, Princeton Bancorp, Inc. (the “Company”) received confirmation from the Pennsylvania Department of State that as of April 29, 2024, the Company’s Articles of Amendment were filed and effective. The Articles of Amendment amend the Company’s articles of incorporation to authorize a class of preferred stock consisting of 2,000,000 shares, and to empower the Company’s board of directors to issue such shares as a class or in one or more series, with such voting, dividend, redemption, sinking fund, conversion, exchange, liquidation and other rights as are determined by the Company’s board of directors, without further shareholder approval. The amendment consisted solely of an amendment and restatement of Article Fifth of the Company’s articles of incorporation.

The foregoing description of the amendment of the Company’s articles of incorporation is qualified in its entirety by the full text of the Articles of Amendment, which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

3.1	Articles of Amendment to Articles of Incorporation of Princeton Bancorp, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRINCETON BANCORP. INC.
Dated: May 4, 2024

	By:	/s/ Daniel J. O’Donnell
Daniel J. O’Donnell
Executive Vice President, Chief Operating Officer and General Counsel